                                    AGREEMENT



AGREEMENT made this_____ day of  __________, 19 ___ , by and between
______________________________,of           ___________________________________,


and/or its associates, its subsidiaries, nominees, successors and assigns (hereinafter called "Company") and __________________________________ of

___________________________ (hereinafter referred to as "Artist"),

1. The Artist hereby grants and Company engages the Artist's EXCLUSIVE personal services in connection with the production of Master Recordings and Videos.

2. The term of this Agreement shall be for an initial period of One (1) year from the date hereof, during which time the Artist agrees to record and Company will accept commercially satisfactory Master Recordings, the equivalent to at least forty (40) minutes in playing time, to be chosen by Company. At Company's option, Artist will record thereunder additional Masters Recordings, the equivalent to at least forty (40) minutes in playing time, provided that Company gives Artist written notice at least ninety (90) days prior to the expiration of the then relevant contract year that it has exercised said option.

(a) Artist hereby grants Company Four (4) separate and severable successive options to extend the term of this Agreement for Four (4) separate and severable successive periods of One (1) year each (all hereinafter sometimes referred to as "option periods"), upon all of the terms and conditions applicable to the initial period of the term hereof except as otherwise specified.

(b) Each of the above options shall be deemed AUTOMATICALLY exercised unless Company gives Artist written notice, not later than forty-five (45) days prior to the expiration of the then current period, of its desire not to extend the term of this Agreement beyond the expiration of the then current period.

(c) Should Artist, for any reason, fail or refuse to render or be unavailable for the rendering of services hereunder or fail to record or be unavailable for the recording of any master(s) required to be recorded, then, in addition to any other rights or remedies which Company may have, the term of this Agreement shall be automatically extended for a period of time equal to the period of such failure or unavailability, provided, however, that such period of extension shall not exceed


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sixty (60) days for each master (as defined in paragraph 17(c) of this agreement) which the Artist failed to or was unavailable to record. Nothing herein contained shall result in this Agreement being extended for a longer period of time than the period, if any, permitted by the applicable laws in the case of personal service contracts.

(d) All such extensions of the term of this Agreement as provided for in subparagraph (c) above, shall apply consecutively at the end of the period for which such failure or unavailability occurred, and the dates for the exercise by Company of subsequent options as provided for in subparagraph 2(a) and the dates for the commencement of subsequent option periods shall accordingly be deemed automatically extended.

(e) The Artist agrees to re-record each Master to be made hereunder until a commercially satisfactory Master Recording of such shall have been obtained. The Artist agrees to record such Masters at such times and places during the term hereof, as Company may designate. In the event that, during the term of this Agreement or during any option period, Artist records more than the minimum number of Master Recordings required to be recorded in such period as provided for above, then such Masters recorded in excess of said minimum may be applied, at Company's option, in diminution of the minimum number of masters required to be recorded during any subsequent period.

3. The Artist agrees that during the term of this Agreement he will not perform for any other person, firm or corporation for the purpose of making Master Recordings. The Artist agrees not to perform any selections which he has performed hereunder for any other person, or corporation for the purpose of making Master Recordings for a period of five (5) years from the date of expiration of this Agreement and any extensions and renewals thereof. If during the term of this Agreement or any extensions and renewals thereof, the Artist performs any composition for the purpose of making any recordings for any medium other than Master Recordings, he will do so only pursuant to a written contract containing any express provision that neither such performance nor any recording thereof will be used directly or indirectly for the purpose of making Master Recordings or any other sound reproducing device intended primarily for home use. The restriction herein before stated shall also apply to all compositions which have been recorded under this Agreement for a period of Five (5) years from the date of expiration of this Agreement and any extension and renewals thereof.


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4. All Master Recordings and Videos hereunder and all derivatives made therefrom, together with the performance embodied thereon and copyright therein, throughout the world, shall be ENTIRELY COMPANY'S PROPERTY. Not in limitation of the foregoing or of any other rights granted herein, but in addition thereto, and without further payment other than as herein provided, the Artist grants to
Company:

(a) The right to manufacture, advertise, sell, lease, license or otherwise use or dispose of in any or all fields of use throughout the world, Master Recordings and Videos embodying the performances to be recorded hereunder, upon such terms and conditions as Company may approve;

(b) The right to use and publish, and to permit others to use and publish, the Artist's name and likeness and all biographical material concerning the Artist; to write and publish and to permit others to write and publish articles concerning the Artist for advertising or trade purposes in connection with the sale and exploitation of Company's products or otherwise, without restriction, and to use as descriptive of the Artist the phrase "exclusive artist" to be prefaced by any label name or names designated by Company, or any other similar appropriate phrase, it being agreed that Company may release or sell records and masters of selections made hereunder under its name and/or any other name which from time to time may be selected by it;

(c) The SOLE and EXCLUSIVE RIGHTS in, TITLE to, and OWNERSHIP of all Master Recordings and Videos made hereunder, including, but not limited to, the right to use and control all masters, matrices, records, videos or other reproductions of the performances embodied in such Master Recordings and Videos by any method-electronic, magnetic, mechanical or other, now or hereafter known, obtained from the Master Recordings and Videos made hereunder and the performances embodied thereon;

(d) The SOLE and EXCLUSIVE right, if Company so desires, to publicly perform the Master Recordings and Videos and permit the public performances thereof, by means of radio broadcast or otherwise;

(e) The right to incorporate, in Master Recordings and Videos to be made hereunder, instrumentations, orchestrations and arrangements owned by the Artist at the time of recording them.


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5. Company will, within sixty (60) days after the expiration of each semi-annual calendar period, render a statement of accrued royalties under this Agreement earned during semi-annual period and Company will pay to the Artist, simultaneously with the rendering of such statement, the amount, if any, which may be due to Artist over and above costs, payments and advances deductible hereunder. Artist agrees that Company may base the computation of sums due to Artist hereunder upon statements rendered to Company by third parties which distribute records embodying Master Recordings made hereunder, without any liability on Company's part by reason of errors or omissions in such statements. Artist further agrees that if such statement utilizes a different method of computation than that contained herein, Company may elect to utilize such different method of computation, in whole or in part. If such statement utilizes wholesale or "distributor's cost price" instead of suggested retail list price as the basis for computation of royalties, Company may compute royalties due to Artist hereunder upon such wholesale or distributors cost price at one and a half (1-1/2) times the percentage rate set forth in Paragraph 13(a) hereof. All statements and payments rendered by Company to Artist hereunder shall become binding upon the Artist six (6) months after it is rendered, unless objection thereto has been made during such period of time, and unless and in the event such objection has been rejected by Company, formal legal action is commenced thereon within sixty (60) days after the date of such rejection.

6. Company and Artist agree that the Artist's services for the purpose of recording Master Recordings and Videos hereunder are of a special, unique and extraordinary character. The Artist agrees that in the event of the Artist's breach of any term, condition or covenant of this Agreement, Company shall be entitled to injunctive relief in addition to any other remedies available to it.

7. Company shall have the right to secure life insurance with respect to Artist for Company's benefit. In this connection Artist agrees to use his best efforts to make himself available for physical examinations by a physician as and when reasonably requested by Company and agrees to complete such questionnaires and other documents as Company or any insurance carrier from time to time may require in connection with securing and maintaining such insurance.

8. Artist warrants that no prior contract or agreement of any kind entered into by the Artist, nor any prior performance by the Artist will interfere in any manner with the complete performance of this Agreement by both parties hereto.

9. Effective as of the date hereof, Artist shall not be required to perform any prior agreement between you and us, it being nevertheless expressly understood and agreed that all advances, costs and charges under our prior agreement, if any, may be recouped out of royalties due hereunder as well as pursuant to any such prior agreement.

10. Artist agrees to indemnify Company and hold harmless from and against all liability, loss, damage, cost or expense, including legal fees, paid or incurred by Company by reason of any breach or failure of Artist's representations or warranties hereunder resulting from a claim made by a third party. Pending the determination of any claim involving such breach or failure, Company may withhold payment of royalties hereunder,

11. Notwithstanding anything to the contrary contained herein, with respect to Master Recordings embodied in devices designed to reproduce Artist's performances both visually and aurally (i.e. so-called "sight and sound" devices), Company agrees to pay to Artist ten (10%) percent of its net receipts attributable to sales in the United States and one-half (1/2) of such percentage with respect to receipts from sales outside of the United States, which amount shall be proportionately reduced in the event the performances of other artists are embodied in such devices. Upon Company's request, Artist agrees to appear for the purpose of rendering such services as may be required for the purpose of filming and or taping the visual elements of such devices, and subject to the provisions of any applicable collective bargaining agreements.

12. In the event that Artist shall write or compose, in whole or in part, any musical composition which is recorded by Artist for Company hereunder, OR ANY OTHER COMPANY, artist agrees to enter into and is hereby deemed to have entered into a publishing agreement with Company or Company's designee, with respect to each such musical composition, a copy of which agreement is annexed hereto as Exhibit "A" and made a part hereof.

13. Company will pay to the Artist for the rights granted herein, and for the services rendered hereunder, the following royalties:

(a) A sum equal to __________ (__%) percent of the suggested retail list price, less taxes, duties and Company's deductions in respect to packaging: (as hereinafter stated in paragraph 13 (i) on


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( %) percent of all Master Recordings, in any form, including but limited to, in
Compact Disc, Cassettes and Pre-Recorded Tape form, manufactured and sold in Panama/United States and Puerto Rico during the term hereof, and not subject to return, embodying performances hereunder. On recordings with other featured artists, royalties shall be reduced and recording costs will be deducted, in proportion to the number of artists. The Artist agrees that Company may, if it so desires, issue Master Recordings and Videos in any form, which will contain performances by the Artist, together with those of other artists. The sum payable to the Artist on such recordings shall based on that fraction of the suggested retail list price as the number of recordings by the Artist contained in such recording bears to the total number of recordings contained therein.

(b) A sum based on one-half (1/2) the applicable royalty rate set forth in subparagraph 13(a) above, and computed as set forth therein for Master Recordings, in any form, SOLD OUTSIDE /THE UNITED STATES AND PUERTO RICO. Said sum shall be computed in the national currency of the country where sold, and shall be payable only after such moneys are received by Company, in the United States and in the dollar equivalent at the rate of exchange at the time Company received payment.

(c) Not withstanding anything to the contrary contained herein a sum based on one-half (1/2) the applicable royalty rate set forth in subparagraph 13 (a) or
(b) above for Master Recordings in any form sold if company licenses its rights to a third party.

(d) With respect to Master Recordings in any form sold pursuant to mail order or "club" plans, a sum based on one-half the applicable royalty rate set forth in subparagraph 13(a) or (c) above or one-half of Company's net royalty receipts from such sales, whichever of the two is less. No royalties shall be paid on "bonus" or "free" Master Recordings in any form distributed through mail order or "club" plans.

(e) No royalties shall be payable in respect of:

(I) Master Recordings in any form given away or furnished on a "free goods" or "no charge" basis to "one-stops", rack jobbers, distributors or dealers, whether or not affiliated with Company, in order to effectuate a discount from such wholesale price, however, in no event shall Recordings, in any form, given away, exceed two (2) on ten (10).


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(II) Recordings in any form sold at discounts of fifty (50%) percent or more off the stated wholesale price.

(III) Recordings in any form given away for promotion purposes or sold at below stated wholesale prices to disc jockeys, record reviewers, radio and television stations and networks, motion picture companies, music publishers, Company's employees, Artist or other customary recipients of promotional records.

(IV) Recordings in any form sold by Company for scrap or salvage or as "cut-outs".

(V) No royalties shall be payable on any sales by Company's licensees until royalty payments has been received by Company.

(f) With respect to sales of Recordings in Compact Disc form on which the retail list price is Five ($5.00) U.S. Dollars or less, or the equivalent in foreign currency, the royalty rate shall be one-half (1/2) of the applicable royalty rate otherwise payable hereunder.

(g) As to all Recordings in any form not sold or distributed through retail stores or sold as premiums or in connection with the sale of any other product, commodity or services, or sold to Armed Forces Post Exchanges, royalties payable hereunder shall be based on one-half (1/2) of the applicable royalty rate otherwise payable and shall be computed on the basis of the actual sales price.

(h) For the sale of Recordings in any form which are sold through the method known as "key outlet marketing" by distribution through retail fulfillment centers in conjunction with special advertisements on radio or television, the method known as direct mail or mail order, or by any combination of the methods set forth above, Company shall credit Artist's royalty account with a sum based on one-half (1/2) the applicable royalty rate set forth above or a sum equal to fifty (50%) percent of Company's net royalty receipts from such sales, whichever of the two is less.

(i) Company's deductions in respect to packaging for the purposes of computing royalties hereunder shall be ten (10%) percent of the suggested retail list price per Long-Play Record in single fold cover, fifteen (15%) percent of the suggested retail list price per Long-Play Record in double fold cover, twenty (20%) percent of the suggested retail list price for Cassettes and twenty-five (25%) percent for Compact Disc.


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14. All payments, advances, recording and video production costs charged hereunder to Artist, if any, shall be chargeable against and recouped by Company out of all royalties becoming payable to Artist by reason of this or any other agreement between Artist and Company.

15. All recording and video production costs with respect to recordings made hereunder shall be deemed advances against Artist's royalties and shall be recoupable therefrom before royalties provided for hereunder are paid to Artist. Company agrees it will advance the cost of recordings at its own risk, such advances to be non-returnable and recoupable only as aforesaid.

16. All payments hereunder shall be to the order of Artist and shall be sent to the address first set forth above, and payments and statements and all notices hereunder, so rendered, shall be deemed rendered to and received by the Artist hereunder.

17. For the purpose of this Agreement, the following definitions shall apply:

(a) "Recording costs and Video costs" - all costs incurred in or incident to the recording of the Artist's performance, including, but not limited to, musicians', singers' and union scale payments to Artist- union trust fund payments in connection with recording sessions, if any, all costs of travel, hotel and per diems, costs of arrangements, copying, studio time, technicians, tape, editing, dubbing, mixing, remixing, mastering, and any and all video clip, video production, video promotion and video production costs.

(b) "Master Recordings", "Master", "Records", "Phonograph Records", "Recordings", and "Derivatives" mean and include Compact Disc, Cassettes, Long-Play Records and any and all forms of recordings and reproductions, NOW KNOWN OR WHICH MAY HEREAFTER BECOME KNOWN, manufactured or sold primarily for home and/or juke box use and/or use on or in means of transportation, INCLUDING WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, magnetic recording tape, film, electronic video recordings and any other medium or device for the reproduction of artistic performances manufactured or sold or use on or in means of transportation, whether embodying sound alone or sound synchronized with visual images, e.g. "sight and sound" devices.

(c) "Master" - a recording embodying thereon approximately four (4) minutes of Artist's recorded performances.

(d) "Master Recording' Compact Disc/ Cassette/ Phonograph Record" - a recording embodying thereon the equivalent of not less than forty (40) minutes of Artist's recorded performances.


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(e) "Records sold, and not subject to return"- all records for which Company invoices any party, and for which it receives payment, and which are not subject to return for any reason, but excluding overstock, any records sold after deletion from Company's catalog and known in the recording industry as "cutouts". Company shall have the right to maintain reasonable reserves to provide for returns.

(f) "Company" - Company, its successors, assigns, leases and licensees. Company shall have the right to assign this Agreement, in whole or in part or any of its rights thereunder to a third party without Artist's consent.

18. No breach of this Agreement by Company shall be deemed material unless within thirty (30) days after Artist learns of such breach, Artist serves by registered or certified mail written notice thereof on Company specifying the nature thereof and Company fails to cure such breach, if any, within ninety (90) days after receipt thereof.

19. Company agrees to pay to Artist, upon the execution of this Agreement the sum of _____________($__________) U.S. Dollars, which shall constitute an advance against and shall be recouped by Company out of all royalties becoming payable to Artist by reason of this or any other agreement between Artist and Company.

20. Company agrees to pay to Artist upon the completion of each Master Recording constituting the minimum recording commitment expressed in Paragraph 2 of this Agreement, the minimum applicable union scale required with respect to the recording thereof pursuant to the rules and regulations of the union having jurisdiction, if any, and an additional sum, so that when added together with such union scale payment equal the total sum of_____________($_________________) U.S. Dollars. In the event Artist shall record with another featured Artist or Artists, said sum shall be reduced in proportion to the total number recording artists. Each such payment made by Company pursuant to this Paragraph shall constitute an advance against and shall be recouped by Company out of all royalties becoming payable to Artist by reason of this or any other agreement between Artist and Company.

21. This Agreement may not be modified, except in writing signed by both parties. This Agreement shall be subject to the laws of the _________________applicable to agreements made and to be wholly performed therein.


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22. Illegality or unenforceability of any portions hereof shall not affect the legality or enforceability of the balance of this agreement.


IN WITNESS WHEREOF the parties hereto have hereunto set their hands and seals the day and year hereinabove first written,




"Company                                      "Artist"


________________________                      _________________________
BY:                                           BY:

                                   EXHIBIT A "


                     STANDARD UNIFORM SONGWRITERS AGREEMENT


AGREEMENT made this                day of 19      between

     New York, New York, a New York corporation (hereinafter called "Publisher"), and jointly and/or severally, (hereinafter called "Writer(s)")




                                   WITNESSETH:




     1. The Writer(s) hereby sell, assign, transfer and set over unto the Publisher, its successors and assigns, for the world, a certain heretofore unpublished original musical composition, written and/or composed by the above named Writer(s) and tentatively entitled including all musical and non-musical rights therein, the title, words and music thereof, (and all literary characters contained therein), the worldwide copyright thereof and the right to secure copyright therein throughout the entire world and to have and to hold the said copyright together with all of their right, title and interest, both legal and equitable therein, including but not limited to the sole and exclusive worldwide publication, mechanical reproducing, and motion picture and television synchronization rights and the right of public performance by any means, and all other rights now known or hereafter to come into existence, subject to the terms of this agreement.


     2. The Writer(s) warrant and represent that they are the sole authors and composers of the title, music and/or lyrics constituting the musical composition, which is a joint work; that said music, title and lyrics are their own original work and creation; and that neither said music, title or lyrics nor any part thereof are a copy of any other copyrighted work or infringe or violate any rights of any third party; and that no adverse claim exists thereon. The Writer(s) further warrant and represent that they have not sold, assigned, leased, licensed or in any way disposed of or encumbered any of the rights herein granted to the Publisher and that they have the right to make this agreement.


     3. In consideration for and in full payment of the aforesaid sale, the Publisher hereby agrees to pay jointly to the Writer(s) with respect to the musical composition as follows:


          (a) (5) cents per copy for each and every regular pianoforte copy thereof, and (5) cents per copy for each and every dance orchestration thereof, paid for to the Publisher in the United States.

          (b) Ten (10%) percent of the retail selling price upon each and every printed copy of each and every other arrangement and edition thereof paid for to the Publisher in the United States, except that in the event that the said work shall be used or caused to be used in whole or in part in conjunction with one or more other musical compositions in a folio or album, the Writer(s) shall be entitled to receive that proportion of said (10%) percent which the musical composition shall bear to the total number of musical compositions contained in such folio or album.


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          (c) Fifty (50%) percent of any and all net sums actually received by the Publisher from mechanical reproduction rights and motion picture and television synchronization rights in the United States.

          (d) Fifty (50%) percent from any and all net royalties actually earned by the musical composition in countries outside the United States. It is understood the Publisher may sub-publish the musical composition outside of the United States with its own affiliates on sub-publication royalty terms standard in the industry.

          (e) The sum of One Dollar (1.00) as and when the Composition is published in any folio or composite work or lyric magazine by a licensee of the Publisher.

          (f) Writer(s) shall not be entitled to share in any sum or sums received by the Publisher from any performance rights organization which pays performance fees directly to songwriters.

          (g) The Publisher shall not be required to pay any royalties on professional or complimentary copies or any copies which are distributed to performing artists or orchestra leaders or for advertising or exploitation purposes.

          (h) Fifty (50%) of any and all net sums actually received by the Publisher from sources not otherwise provided for herein.

     4. The Publisher shall render the Writer(s) as above, on or before each August 15th, covering the six months ending June 30th; and each February 15th covering the six months ending December 31st; royalty statements accompanied by remittance for any royalties due thereunder.


     5. It is understood and agreed by and between all of the parties hereto that except as hereinafter set forth all sums hereunder payable shall be divided in even shares between the Writers.



__________________________________      _______________________________________


__________________________________      _______________________________________


__________________________________      _______________________________________


__________________________________      _______________________________________


     6. The Writer(s) hereby consent to such changes, editing and arrangements of said composition, (and Publisher shall have the right to copyright any such versions in its own name and retain all rights therein for the full term of protection therein, and renew and extend such copyright), and the setting of words (English and/or foreign) to the music, and of music to the words, and the change of title, as the Publisher deems desirable. The Writer(s) consent to the use of their names and likeness and the title of the said composition on or together with the music, folios, recordings, performances, player rolls, and in connection with publicity and advertising concerning the Publisher, its successors, assigns and licensees and said composition, and agrees that the use of such name, likeness and title may commence prior to the publication and may continue so long as the Publisher shall own and/or exercise any rights in said composition or any versions thereof. In the event that another author and/or composer is, in accordance with the practice of the industry, paid by Publisher on any such version, then Writer(s)' royalties hereunder shall be reduced pro rata. Writer(s) agree that Publisher may deal with any affiliated record company undertaking the effort and expense of recording and/or promoting phonograph records embodying the musical composition, on such terms as Publisher shall in its reasonable business judgement, deem proper, including the licensing of said composition for mechanical use at less than the statutory rate therefor.

     7. The Writer(s) may at his own expense once a year upon written notice appoint a certified public accountant who shall upon written notice during business hours have access to all records of the Publisher relating to the said composition or any other of Writer(s)' compositions with Publisher for the purpose of verifying royalty statements rendered.

     8. Written demands and notices other than royalty statements provided for herein shall be sent by registered mail.

     9. The Writer(s) hereby authorize and empower the Publisher to renew, or extend, pursuant to law for and in the name of the Writer(s) if living, any copyright of the said musical composition, and to execute and deliver, as attorney-in-fact of Writer(s) in the name of the Writer(s), a formal assignment of such renewal or extension copyright to the Publisher, for its own use and benefit subject to the payment of the same royalties as herein before provided, or pro rata royalties, if Publisher receives hereunder less than all of the Writer(s) rights therein.

     10. The Writer(s) hereby consent to the assignment of this contract or the said musical composition or any copyright thereof or any and all of the rights therein secured by the Publisher to any person, firm or corporation whatsoever, subject, however, to the payment of the royalties herein specified. Writer(s) shall assign rights and benefits hereunder only with the prior written consent of Publisher, and any attempted agreement shall be void and transfer no rights to the purported assignee.

     11. Any legal action brought by the Publisher against any alleged infringer of said composition shall be initiated and prosecuted at its sole expense, and of any recovery made by it as a result thereof, after deduction of the expenses of the litigation, including reasonable attorney's fees, a sum equal to thirty-three and one-third percent shall be divided among the Writer(s) of the said composition.

          (a) If a claim is presented against the Publisher alleging that the Composition is an infringement or invasion of the rights of others, he shall thereupon serve written notice upon the Writer(s) containing the substance of such claim and thereafter, until the claim has been adjudicated or settled by Publisher, Publisher may pay any monies coming due the Writer(s) hereunder or under any other agreement with Writer(s) to any bank, to be held pending the outcome of such claim; provided, however, if no suit be filed within twelve (1 2) months after written notice to the Writer(s) by the Publisher of the adverse claim, the Publisher shall, unless Publisher has reasonable grounds to the contrary, pay to the Writer(s) all sums held as aforesaid. Such payment shall be without prejudice to the rights of the Publisher in the event of a subsequent adverse adjudication. Publisher's damages (including reasonable attorney's fees) shall not be limited to the monies retained hereunder.

          (b) From and after the service of a summons in a suit brought against the Publisher in respect of the Composition, and which suit threatens the title or any right of the Publisher with respect to the Composition, any and all payments thereafter coming due to the Writer(s) under this or any other contract with Publisher, shall be held in abeyance until the suit has been finally adjudicated or settled by Publisher, unless the Writer(s) shall elect to file an acceptable bond in which event the sums due shall be paid to the said Writer(s).


     12. "Writer(s)" as used herein shall be deemed to include all authors and composers signing this agreement or counterparts thereof.

     13. This agreement is binding upon the respective parties hereto, their respective successors in interest, legal representatives and assigns and represents the entire understanding between the parties and cannot be terminated, or amended except by a writing signed by all of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.









Writer .................................


Address ................................



Writer ..................................    BY ..............................


Address ................................



Writer .................................


Address ................................